UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     On December 4, 2007, Avigen, Inc. entered into a termination of sublease agreement with Pepgen Corporation for approximately 11,000 square feet of laboratory and office space at 1301 Harbor Bay Parkway, Alameda, CA. The sublease provided for Pepgen to pay rent to Avigen of approximately $21,000 per month through November 30, 2010. In November, Pepgen notified Avigen of its intention to discontinue operations at the facility. A copy of the termination of sublease agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Termination of Sublease Agreement between Avigen, Inc. and Pepgen Corporation, dated December 4, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: December 7, 2007	By:	/s/ Andrew A. Sauter

Andrew A. Sauter
Vice President, Finance

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Termination of Sublease Agreement between Avigen, Inc. and Pepgen Corporation, dated December 4, 2007.